AgeX Therapeutics Reports First Quarter 2019 Financial Results and Provides Business Update

●	Published data in peer-reviewed scientific journal to advance potential cell therapy AgeX-BAT1 for Type II Diabetes and obesity
●	Received $4.5 million from the exercise of warrants in March 2019
●	Presented at four industry and investor conferences

ALAMEDA, Calif. – May 15, 2019 — AgeX Therapeutics, Inc. (“AgeX”: NYSE American: AGE), a biotechnology company focused on therapeutics for human aging, reported financial and operating results for the first quarter ended March 31, 2019.

“We are building AgeX into what we believe will be a leading company focused on extending human healthspan, and we continued to make solid progress toward that goal in the first quarter of the year,” said Michael D. West, Ph.D., founder and Chief Executive Officer. “Among other accomplishments, we published data in the peer-reviewed journal Stem Cell Research & Therapy relating to our product in development for Type II diabetes designated AgeX-BAT1. Our paper disclosed data on the purity and identity of the product manufactured using our proprietary PureStem® technology. In addition, our presentation of induced Tissue Regeneration (iTRTM) technology in meetings around the world is generating excitement in the aging research community as a novel strategy to not only restore functionality to aged tissues, but also to reverse molecular markers of aging.”

Additional Recent Highlights

●	Dr. West participated at four industry and investor conferences during the quarter. These included presentations at the Emerging Therapeutics Showcase at Precision Medicine World Congress (PMWC), January 20-23 in Silicon Valley, in a session chaired by MIT's Feng Zhang; the Longevity Leaders Conference, February 4 in London, England; Undoing Aging, March 28-30 in Berlin, Germany; Master Investor Show, April 6, in London, England.

●	AgeX's subsidiary LifeMap Sciences announced that Tianjin Novogene Medical Laboratory and Shanghai Shanyi have become distributors of LifeMap Sciences genomics technology software products in China.

●	AgeX received $4.5 million from the exercise of AgeX common stock warrants. Warrant holders purchased a total of 1,800,000 shares of AgeX common stock through the exercise of warrants.

●	Signed sublease for an office and research facility where AgeX will construct a modern, cGMP compliant, laboratory facility for the manufacture of cell lines and its cell-based product candidates.

Balance Sheet Highlights

Cash and cash equivalents totaled $8.6 million as of March 31, 2019, as compared with $6.7 million as of December 31, 2018. AgeX strengthened its balance sheet by $4.5 million in proceeds from warrant exercises in March 2019.

First Quarter 2019 Operating Results

Revenues: Total Revenues for the first quarter of 2019 were $388,000, as compared with $239,000 for the first quarter of 2018. AgeX revenues are primarily generated by its subsidiary LifeMap Sciences, Inc. as subscription and advertising revenues from its GeneCards® online database.

Operating expenses: Operating expenses reported for the three months ended March 31, 2019 were $3.4 million as compared to $3.7 million for the same period in 2018. On an as-adjusted basis, operating expenses for the three months ended March 31, 2019 were $2.8 million as compared to $2.5 million for the same period in 2018.

The reconciliation between GAAP and non-GAAP operating expenses is provided in the financial tables included with this earnings release.

Research and development expenses and acquired in-process research and development (“IPR&D”) decreased by $1.1 million to $1.3 million during the three months ended March 31, 2019 from $2.4 million during the same period in 2018. The decrease was primarily attributable to a decrease of $0.3 million for programs utilizing PureStem® cell lines and iTR technology and also the non-recurrence of in-process research and development expense that was incurred during March 2018 in connection with the purchase of certain assets primarily related to stem cell derived cardiomyocytes (heart muscle cells) to be developed by us.

General and administrative expenses for the three months ended March 31, 2019 increased by $0.8 million to $2.1 million as compared to $1.3 million during the same period in 2018. This increase was primarily attributable to the following increases in expenses: a $0.3 million of noncash stock-based compensation expense; $0.2 million in insurance premiums; $0.1 million in consulting, travel and related expenses; $0.1 million in legal and accounting expenses; and $0.1 million in patent and license filing and maintenance related expenses.

Other Income, net: Other income in the first quarter of 2018 was $3.2 million compared to an insignificant amount in the current quarter. We received $3.2 million and recognized a gain on sale of our ownership interest in Ascendance Biotechnology, Inc. when that company was acquired by a third party in 2018.

About AgeX Therapeutics

AgeX Therapeutics, Inc. (NYSE American: AGE) is focused on developing and commercializing innovative therapeutics for human aging. Its PureStem® and UniverCyte™ manufacturing and immunotolerance technologies are designed to work together to generate highly defined, universal, allogeneic, off-the-shelf pluripotent stem cell-derived young cells of any type for application in a variety of diseases with a high unmet medical need. AgeX has two preclinical cell therapy programs: AGEX-VASC1 (vascular progenitor cells) for tissue ischemia and AGEX-BAT1 (brown fat cells) for Type II diabetes. AgeX’s revolutionary longevity platform induced Tissue Regeneration (iTR™) aims to unlock cellular immortality and regenerative capacity to reverse age-related changes within tissues. AGEX-iTR1547 is an iTR-based formulation in preclinical development. HyStem® is AgeX’s delivery technology to stably engraft PureStem cell therapies in the body. AgeX is developing its core product pipeline for use in the clinic to extend human healthspan, and is seeking opportunities to establish licensing and collaboration arrangements around its broad IP estate and proprietary technology platforms.

For more information, please visit www.agexinc.com or connect with the company on Twitter, Facebook, and YouTube.

Forward-Looking Statements

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not historical fact including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” should also be considered forward-looking statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of AgeX Therapeutics, Inc. and its subsidiaries, particularly those mentioned in the cautionary statements found in more detail in the “Risk Factors” section of AgeX’s Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commissions (copies of which may be obtained at www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. AgeX specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

Media Contact for AgeX:

Bill Douglass

Gotham Communications, LLC

bill@gothamcomm.com

(646) 504-0890

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT PAR VALUE AMOUNTS)

	March 31, 2019	December 31, 2018
	(Unaudited)

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$8,586	$6,707
Accounts and grants receivable, net	206	131
Prepaid expenses and other current assets	856	1,015
Total current assets	9,648	7,853

Equipment and furniture, net	84	90
Deposits and other long-term assets	19	19
Intangible assets, net	2,570	2,709
TOTAL ASSETS	$12,321	$10,671

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,316	$1,366
Related party payables, net	140	132
Deferred revenues	361	317
Other current liabilities	477	625
TOTAL LIABILITIES	2,294	2,440

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, authorized 5,000 shares; none issued and outstanding as of March 31, 2019 and December 31, 2018	-	-
Common stock, $0.0001 par value, 100,000 shares authorized; 37,630 and 35,830 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	4	4
Additional paid-in capital	86,480	81,499
Accumulated other comprehensive income (loss)	24	(2)
Accumulated deficit	(77,187)	(74,054)
AgeX Therapeutics, Inc. stockholders’ equity	9,321	7,447
Noncontrolling interest	706	784
Total stockholders’ equity	10,027	8,231
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$12,321	$10,671

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended
	March 31,
	2019	2018
REVENUES:
Subscription and advertising revenues	$345	$239
Grant and other revenues	43	-
Total revenues	388	239

Cost of sales	(63)	(109)

Gross profit	325	130

OPERATING EXPENSES:
Research and development	(1,338)	(1,591)
Acquired in-process research and development	-	(800)
General and administrative	(2,109)	(1,290)
Total operating expenses	(3,447)	(3,681)
Loss from operations	(3,122)	(3,551)

OTHER INCOME/(EXPENSES):
Interest income, net	12	18
Gain on sale of equity method investment in Ascendance	-	3,215
Other expense, net	(28)	(3)
Total other income (expense), net	(16)	3,230

NET LOSS BEFORE INCOME TAXES	(3,138)	(321)
Income tax provision	(73)	-

NET LOSS	(3,211)	(321)
Net loss attributable to noncontrolling interest	78	86

NET LOSS ATTRIBUTABLE TO AGEX	$(3,133)	$(235)

NET LOSS PER COMMON SHARE: BASIC AND DILUTED	$(0.09)	$(0.01)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING: BASIC AND DILUTED	36,143	33,750

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Three Months Ended
	March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to AgeX	$(3,133)	$(235)
Net loss attributable to noncontrolling interest	(78)	(86)
Adjustments to reconcile net loss attributable to AgeX to net cash used in operating activities:
Gain on sale of equity method investment in Ascendance	-	(3,215)
Acquired in-process research and development	-	800
Depreciation expense	10	15
Amortization of intangible assets	139	107
Stock-based compensation	481	145
Stock-based compensation allocated from BioTime	-	88
Subsidiary stock-based compensation	-	2
Income tax provision	73	-
Foreign currency remeasurement loss and other	29	-
Changes in operating assets and liabilities:
Accounts and grants receivable, net	(75)	53
Prepaid expenses and other current assets	(64)	(29)
Accounts payable and accrued liabilities	(52)	282
Related party payables	8	(150)
Deferred revenues	44	150
Other current liabilities	-	68
Net cash used in operating activities	(2,618)	(2,005)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from the sale of equity method investment in Ascendance	-	3,215
Purchase of in-process research and development	-	(800)
Purchase of equipment and other	(3)	(1)
Net cash (used in) provided by investing activities	(3)	2,414

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of warrants	4,500	-
Proceeds from sale of warrants	-	737
Net cash provided by financing activities	4,500	737

Effect of exchange rate changes on cash and cash equivalents	-	(1)

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,879	1,145

CASH AND CASH EQUIVALENTS:
At beginning of the period	6,707	7,375
At end of the period	$8,586	$8,520

Non-GAAP Financial Measures

This press release includes operating expenses prepared in accordance with accounting principles generally accepted in the United States (GAAP) and, includes operating expenses, by entity, prepared in accordance with GAAP. This press release also includes certain historical non-GAAP operating expenses and non-GAAP operating expenses, by entity. In particular, AgeX Therapeutics, Inc. (“AgeX”) has provided both (a) non-GAAP total operating expenses, adjusted to exclude noncash stock-based compensation expense, depreciation and amortization expense, and acquired in-process research and development expense, a nonrecurring item, and (b) non-GAAP operating expenses, by entity, to exclude those same charges by the respective entities for consistency. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP. However, AgeX believes the presentation of non-GAAP total operating expenses and non-GAAP operating expenses, by entity, when viewed in conjunction with our GAAP total operating expenses, and GAAP operating expenses by entity, respectively, is helpful in understanding AgeX’s ongoing operating expenses and its programs and those of certain subsidiaries.

Furthermore, management uses these non-GAAP financial measures in the aggregate and on an entity basis to establish budgets and operational goals, to manage AgeX’s business and to evaluate its performance and its programs in clinical development.

AGEX THERAPEUTICS, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measure

Adjusted Operating Expenses

	Amounts In Thousands and Unaudited
	For the Three Months Ended March 31,
	2019	2018
GAAP Operating Expenses - as reported	$3,447	$3,681
Stock-based compensation expense (1)	(481)	(235)
Depreciation and amortization expense (1)	(149)	(122)
Acquired in-process research and development expense (2)	-	(800)
Non-GAAP Operating Expenses, as adjusted	$2,817	$2,524

GAAP Operating Expenses - by entity
AgeX and subsidiaries other than LifeMap Sciences (3)	$2,860	$3,094
LifeMap Sciences, Inc. and subsidiary (4)	587	587
GAAP Operating Expenses - by entity	$3,447	$3,681

Non-GAAP Operating Expenses - as adjusted, by entity
AgeX and subsidiaries other than LifeMap Sciences	$2,345	$2,052
LifeMap Sciences, Inc. and subsidiary	472	472
Non-GAAP Operating Expenses - as adjusted, by entity	$2,817	$2,524

(1)	Noncash charges
(2)	AgeX acquired and expensed certain in-process research and development technology in March 2018, considered to be a nonrecurring item.
(3)	AgeX Therapeutics, Inc. includes ReCyte Therapeutics, Inc., a majority-owned and consolidated subsidiary.
(4)	LifeMap Sciences Inc. includes LifeMap Sciences Ltd., both consolidated subsidiaries of AgeX Therapeutics, Inc.